U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11480	41-1412084
(Commission File Number)	(I.R.S. Employer Identification Number)

8500 Evergreen Blvd. NW

Minneapolis, MN 55433

(Address of Principal Executive Office) (Zip Code)

763-786-0302

(Registrant’s Telephone Number, Including Area Code)

540 Sylvan Avenue, Englewood Cliffs, NJ 07632

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On September 30, 2004 we entered into a Master Services Agreement and Project Addendum agreement with PPD Development LP (hereinafter “PPD”). PPD, a Contract Research Organization, will perform a wide range of services in the conduct and data management of the ongoing Phase III clinical trial of Biovaxid®, our personalized therapeutic vaccine for indolent follicular non-Hodgkin’s lymphoma. This pivotal Phase III clinical trial has been ongoing since 2000.

The services to be performed by PPD include identification, recruitment and qualification of additional clinical trial sites to accelerate the pace of the patient enrollment into the trial, facilitation of patient enrollment, coordination of data and information management services, and regulatory compliance functions, among others. The agreement with PPD may be terminated by us at any time upon 30 days notice.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

Exhibit No.	Description

99(c)(1)	Masters Service Agreement

99(c)(2)	Protect Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.
(Registrant)

Date: October 1, 2004	/s/ James A. McNulty
James A. McNulty, CFO
Chief Financial Officer